EXHIBIT 8.1

        KUTAK ROCK LLP

June 18, 2002

America First Apartment Investors, Inc.
1004 Farnam Street
Suite 400
Omaha, NE 68102

  Re: Certain Federal Income Tax Issues

Ladies and Gentlemen:

        We have acted as tax counsel to America First Apartment Investors, Inc., a Maryland corporation, (the "Company") in connection with the proposed merger of America First Apartment Investors, L.P., a Delaware limited partnership, (the "Partnership") with and into the Company (the "Transaction").    The Transaction will be consummated pursuant to that certain Agreement and Plan of Merger, dated as of June 18, 2002, among the Partnership and the Company (the "Merger Agreement"). Terms not otherwise defined herein shall have the same meaning as ascribed to them in the Registration Statement on Form S-4, relating to the registration of $5,073,805 shares of the Company's common stock ("Common Stock") to be issued in the Transaction under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 21 of the Form S-4 and Item 601(b)(8) of Regulation S-K.

        In this regard, the Company has requested our opinion concerning certain federal income tax matters, including, but not limited to, the characterization of the Transaction as an exchange subject to the non-recognition provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). The opinions set forth herein are based on the applicable provisions of the Code, the Treasury Regulations promulgated thereunder (the "Regulations") and interpretations thereof by the Internal Revenue Service (the "Service") and the courts having jurisdiction over such matters, each as of the date hereof. The opinions set forth herein are also based upon certain assumptions and representations described below. There can be no assurance that the Code or the Regulations will not be amended or that interpretations of the Service or the courts will not change in a manner which would preclude us from rendering similar opinions in the future. Moreover, any such changes in the Code, the Regulations or the interpretations thereof may have a retroactive effect.

        These opinions further depend upon the facts and circumstances relating to the proposed future operations of the Company, the operations of the Partnership and the consummation of the Transaction. In the event such operations differ from the Company's representations concerning the foregoing or the descriptions set forth in the Registration Statement, our conclusions could differ from those set forth herein.

        In connection with rendering the opinions set forth herein, we have examined and relied upon such documents as we believe necessary, including, but not limited to the following:

          (a)  the Registration Statement;

          (b)  the federal income tax returns of the Partnership for the taxable years ended December 31, 1996 through December 31, 2001;

          (c)  the Partnership's Agreement of Limited Partnership, dated August 15, 1996 (the "Partnership Agreement");

          (d)  the Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (the "SEC Reports") filed by the Partnership with the Securities and Exchange Commission;

          (e)  the Merger Agreement; and

          (f)    the Company's Charter.

        In rendering the opinions set forth herein, we have assumed the authenticity of all original documents, the accuracy of copies and the genuineness of signatures, and that the forms of documents supplied to us are substantially identical to those documents executed by the Company or for the Company's benefit. In this regard, the Company should note that we have reviewed only those documents which appeared relevant and have not undertaken a review of any other documents or matters. In addition, we have not independently verified any of the information described in the foregoing documents or in the following representations. We have further assumed compliance with the provisions of the Partnership Agreement and the Merger Agreement. Moreover, we have assumed that the Company has no plan to issue any additional shares of capital stock. In addition, we have, with the Company's permission, in connection with the delivery of our opinions, relied upon the following representations made by the Company:

            (i)  that the assets and liabilities of the Partnership do not differ in any material respect from those described in the SEC Reports and all such liabilities were incurred for bona-fide business purposes;

          (ii)  that the Partnership received an unqualified opinion of nationally-recognized counsel to the effect that as of the date of its organization, it was characterized as a partnership rather than an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and such opinion has not been withdrawn or modified;

          (iii)  that the fair market value the Common Stock that the Partnership will be deemed to receive in the Transaction will not exceed the fair market value of the assets deemed to be contributed by the Partnership to the Company;

          (iv)  that as of the date of the Transaction the aggregate amount of the liabilities of the Partnership will not exceed the aggregate basis of its assets;

          (v)  that except as otherwise disclosed to us in writing, the Common Stock issued in the Transaction will be proportionately distributed by the Partnership to the partners (including for this purpose the holders of the BUCs) in accordance with their respective capital accounts and that to the best of the Company's knowledge the capital accounts of the partners reflect their respective interests in the Partnership in all material respects;

          (vi)  that less than 20% of the value of the assets deemed contributed to the Company by the Partnership is attributable to money or marketable securities, as such term is used in Regulation 1.731-2(d)(1)(ii)(A);

        (vii)  that the Company has no binding commitment or plan to issue any shares of capital stock, except as contemplated by the Transaction;

        (viii)  that the Company has no binding commitment to dispose of any of the assets acquired in the Transaction, except in the ordinary course of business;

          (ix)  that the description of the Company's proposed business operations set forth in the Registration Statement is accurate in all material respects; and

          (x)  that the representations set forth in that certain Officer's Certificate dated as of the date hereof are true, complete and correct in all material respects.

        Based solely on the documents, representations and assumptions set forth above and subject to the limitations described herein, as of the date hereof, we are of the opinion that for federal income tax purposes:

          (a)  the Transaction will be an exchange subject to the non-recognition provisions of Section 351 of the Code;

          (b)  the distribution of Common Stock to the former holders of BUCs pursuant to the Transaction will not cause the holders of BUCs to recognize any gain;

          (c)  commencing with the taxable year ending December 31, 2002, the Company will be organized in conformity with the requirements for qualifications and taxation as a real estate investment trust and the Company's proposed method of operation will permit it to so qualify;

          (d)  the discussion of matters of law set forth in the section of the Registration Statement entitled "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" fairly summarizes the material federal income tax considerations associated with the Transaction; and

          (e)  the Partnership will be characterized as a partnership rather than an association or publicly traded partnership taxable as a corporation.

        The opinions set forth herein are rendered only to the Company and are solely for the Company's benefit in connection with the offering of Common Stock under the Registration Statement and may not be used, circulated or quoted for any other purpose without our prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus with is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

        Please be advised that we have rendered no opinion, except as expressly set forth above, with regard to any other federal income tax or other tax issue associated with the Merger or the Company. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                      Very truly yours,

                      /s/ Kutak Rock LLP